NEWS RELEASE

FORWARD AIR CORPORATION REPORTS FIRST QUARTER 2022 RESULTS
All-time record quarterly reported revenue, income from operations and net income per diluted share
Guides record second quarter revenue and net income per diluted share

GREENEVILLE, Tenn.- (BUSINESS WIRE) - April 27, 2022 - Forward Air Corporation (NASDAQ:FWRD) (the “Company”, “we”, “our”, or “us”) today reported financial results for the three months ended March 31, 2022 as presented in the tables below on a continuing operations basis.

Tom Schmitt, Chairman, President and CEO, commenting on first quarter results from continuing operations said, “Strong financial performance resulted in all-time quarterly records set for our first quarter reported revenue, net income and net income per diluted share. Our commitment to precision execution combined with a positive economy drove strong demand for our services. Higher quality freight in our network contributed to a record revenue per shipment for the first quarter for our less-than-truckload line of business. First quarter revenue growth of 29% came in above the high end of our guidance range of 18% to 22% and our reported net income per diluted share of $1.57 exceeded the high end of our $1.15 to $1.19 guidance range.”

Mr. Schmitt continued, “In the first weeks of the second quarter, we have seen continued strength, and believe we will see similar strong performance in the second quarter. Momentum is expected to continue as more and more cruise lines, conferences and trade shows come back. At this point, we are optimistic that we can achieve our previously announced 2023 net income per diluted share of $6.30 in 2022, and are now targeting $6.70 net income per diluted share in 2023 without any major acquisitions.”

In closing, Mr. Schmitt said, “In the first quarter, we achieved unparalleled reported revenue, income from operations and net income per diluted share quarterly financial results. I appreciate the outstanding efforts of our teammates and independent contractors as we could not have reached this monumental achievement without their hard work and valuable contributions.”

Regarding the Company’s second quarter 2022 continuing operations guidance, Rebecca J. Garbrick, CFO, said, “We expect our year-over-year revenue growth will be 18% to 22% and net income per diluted share to be between $1.59 to $1.63, compared to reported net income per diluted share of $1.11 and adjusted net income per diluted share of $1.10 in the second quarter of 2021.”

Continuing Operations	Three Months Ended
(in thousands, except per share data)	March 31, 2022	March 31, 2021	Change	Percent Change
Operating revenue	$466,961	$362,202	$104,759	28.9%
Income from operations	$57,351	$22,724	$34,627	152.4%
Operating margin	12.3%	6.3%	600 bps
Net income	$42,686	$16,714	$25,972	155.4%
Net income per diluted share	$1.57	$0.60	$0.97	161.7%
Cash provided by operating activities	$62,486	16,913	$45,573	269.5%

Non-GAAP Financial Measures: [1]
Adjusted income from operations	$57,351	$29,679	$27,672	93.2%
Adjusted net income	$42,686	$22,104	$20,582	93.1%
Adjusted net income per diluted share	$1.57	$0.80	$0.77	96.3%
EBITDA	$68,481	$31,961	$36,520	114.3%
Free cash flow	$53,089	$14,883	$38,206	256.7%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.
On April 25, 2022, our Board of Directors declared a quarterly cash dividend of $0.24 per share of common stock. The dividend is payable to shareholders of record at the close of business on May 26, 2022 and is expected to be paid on June 14, 2022. This quarterly dividend is made pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.96 for the full year 2022, payable in quarterly increments of $0.24 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company’s financial performance and position.

The Board approved a strategy to divest the Pool Distribution business (“Pool”) on April 23, 2020, and the sale of Pool was completed on February 12, 2021. Accordingly, the results of operations and cash flows for Pool have been presented as a discontinued operation and have been excluded from continuing operations in this release for all periods presented.

Review of Financial Results
Forward Air will hold a conference call to discuss first quarter 2022 results on Thursday, April 28, 2022 at 9:00 a.m. EDT. The Company’s conference call will be available online on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, or by dialing (844) 721-7237, Access Code: 7291478.

A replay of the conference call will be available on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, which we use as a primary mechanism to communicate with our investors. Investors are urged to monitor the Investors Relations portion of the Company’s website to easily find or navigate to current and pertinent information about us.

About Forward Air Corporation
Forward Air is a leading asset-light freight and logistics company that provides services across the United States and Canada. We provide expedited less-than-truckload (“LTL”) services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals. In addition, we offer final mile services, including delivery of heavy-bulky freight, truckload brokerage services, including dedicated fleet services; and intermodal, first-and last-mile, high-value drayage services, both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services. For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation
Condensed Consolidated Statements of Comprehensive Income
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2022	March 31, 2021
Operating revenue:
Expedited Freight	$376,591	$304,186
Intermodal	90,440	58,514
Eliminations and other operations	(70)	(498)
Operating revenues	466,961	362,202
Operating expenses:
Purchased transportation	224,832	184,608
Salaries, wages and employee benefits	86,081	74,897
Operating leases	22,673	19,167
Depreciation and amortization	11,130	9,237
Insurance and claims	11,968	9,741
Fuel expense	5,865	3,702
Other operating expenses	47,061	38,126
Total operating expenses	409,610	339,478
Income (loss) from continuing operations:
Expedited Freight	47,680	24,530
Intermodal	11,146	4,509
Other Operations	(1,475)	(6,315)
Income from continuing operations	57,351	22,724
Other expense:
Interest expense	(784)	(1,165)
Total other expense	(784)	(1,165)
Income before income taxes	56,567	21,559
Income tax expense	13,881	4,845
Net income from continuing operations	42,686	16,714
Loss from discontinued operation, net of tax	—	(5,533)
Net income and comprehensive income	$42,686	$11,181

Net income per share:
Basic net income (loss) per share
Continuing operations	$1.57	$0.61
Discontinued operation	—	(0.20)
Net income per basic share[1]	$1.57	$0.40

Diluted net income (loss) per share
Continuing operations	$1.57	$0.60
Discontinued operation	—	(0.20)
Net income per diluted share	$1.57	$0.40
Dividends per share	$0.24	$0.21

[1] Rounding may impact summation of amounts.

Expedited Freight Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2022	Percent of Revenue	March 31, 2021	Percent of Revenue	Change	Percent Change
Operating revenue:
Network [1]	$243,414	64.6%	$178,627	58.7%	$64,787	36.3%
Truckload	55,908	14.8	52,380	17.2	$3,528	6.7
Final Mile	65,758	17.5	62,256	20.5	$3,502	5.6
Other	11,511	3.1	10,923	3.6	$588	5.4
Total operating revenue	376,591	100.0	304,186	100.0	$72,405	23.8

Operating expenses:
Purchased transportation	200,034	53.1	164,364	54.0	$35,670	21.7
Salaries, wages and employee benefits	68,220	18.1	61,687	20.3	$6,533	10.6
Operating leases	15,731	4.2	14,218	4.7	$1,513	10.6
Depreciation and amortization	7,481	2.0	6,798	2.2	$683	10.0
Insurance and claims	8,751	2.3	7,611	2.5	$1,140	15.0
Fuel expense	2,650	0.7	1,993	0.7	$657	33.0
Other operating expenses	26,044	6.9	22,985	7.6	$3,059	13.3
Total operating expenses	328,911	87.3	279,656	91.9	$49,255	17.6
Income from operations	$47,680	12.7%	$24,530	8.1%	$23,150	94.4%

[1]Network revenue is comprised of all revenue, including linehaul, pickup and/or delivery, and fuel surcharge revenue, excluding accessorial, Truckload and Final Mile revenue.

Expedited Freight Operating Statistics

	Three Months Ended
	March 31, 2022	March 31, 2021	Percent Change

Business days	64	63	1.6%

Tonnage [1,2]
Total pounds	717,611	651,339	10.2
Pounds per day	11,213	10,339	8.5

Shipments [1,2]
Total shipments	892	1,026	(13.1)
Shipments per day	13.9	16.3	(14.7)

Weight per shipment	804	635	26.6

Revenue per hundredweight [3]	$32.67	$27.56	18.5
Revenue per hundredweight, ex fuel [3]	$26.74	$23.86	12.1

Revenue per shipment [3]	$265.23	$174.30	52.2
Revenue per shipment, ex fuel [3]	$217.53	$150.82	44.2

Network revenue from door-to-door shipments as a percentage of network revenue [3,4]	45.2%	48.4%	(6.6)

1 In thousands
[2] Excludes accessorial, Truckload and Final Mile products
[3] Includes intercompany revenue between the Network and Truckload revenue streams
[4] Door-to-door shipments include all shipments with a pickup and/or delivery

Intermodal Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2022	Percent of Revenue	March 31, 2021	Percent of Revenue	Change	Percent Change
Operating revenue	$90,440	100.0%	58,514	100.0%	31,926	54.6%

Operating expenses:
Purchased transportation	24,868	27.5	20,603	35.2	4,265	20.7
Salaries, wages and employee benefits	17,935	19.8	14,063	24.0	3,872	27.5
Operating leases	6,941	7.7	4,837	8.3	2,104	43.5
Depreciation and amortization	3,610	4.0	2,436	4.2	1,174	48.2
Insurance and claims	2,060	2.3	2,402	4.1	(342)	(14.2)
Fuel expense	3,215	3.6	1,710	2.9	1,505	88.0
Other operating expenses	20,665	22.8	7,954	13.6	12,711	159.8
Total operating expenses	79,294	87.7	54,005	92.3	25,289	46.8
Income from operations	11,146	12.3%	4,509	7.7%	6,637	147.2%

Intermodal Operating Statistics

	Three Months Ended
	March 31, 2022	March 31, 2021	Percent Change

Drayage shipments	88,312	89,909	(1.8)%
Drayage revenue per shipment	890	553	60.9%
Number of locations	29	27	7.4%

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$61,630	$37,316
Accounts receivable, net	236,666	208,085
Other receivables	4,488	8,097
Other current assets	22,468	29,309
Total current assets	325,252	282,807

Property and equipment, net	224,060	219,095
Operating lease right-of-use assets	153,337	148,198
Goodwill	265,639	266,752
Other acquired intangibles, net	150,638	154,717
Other assets	47,880	46,254
Total assets	$1,166,806	$1,117,823

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$54,430	$44,837
Accrued expenses	66,467	61,621
Other current liabilities	12,479	4,614
Current portion of debt and finance lease obligations	6,069	6,088
Current portion of operating lease liabilities	48,499	47,532
Total current liabilities	187,944	164,692

Finance lease obligations, less current portion	8,767	9,571
Long-term debt, less current portion and debt issuance costs	155,125	155,466
Operating lease liabilities, less current portion	105,773	101,409
Other long-term liabilities	52,376	49,624
Deferred income taxes	45,050	43,407

Shareholders’ equity:

Preferred stock	—	—
Common stock	269	270
Additional paid-in capital	261,444	258,474
Retained earnings	350,058	334,910
Total shareholders’ equity	611,771	593,654
Total liabilities and shareholders’ equity	$1,166,806	$1,117,823

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	March 31, 2022	March 31, 2021
Operating activities:
Net income from continuing operations	$42,686	$16,714
Adjustments to reconcile net income of continuing operations to net cash provided by operating activities of continuing operations
Depreciation and amortization	11,130	9,237
Change in fair value of earn-out liability	(294)	(48)
Share-based compensation expense	2,761	2,597
Provision for revenue adjustments	1,304	1,777
Deferred income tax expense (benefit)	1,643	(505)
Other	132	92
Changes in operating assets and liabilities, net of effects from the purchase of acquired businesses:
Accounts receivable	(30,278)	(28,023)
Other receivables	3,609	(13,339)
Other current and noncurrent assets	13,818	7,085
Accounts payable and accrued expenses	15,975	21,326
Net cash provided by operating activities of continuing operations	62,486	16,913

Investing activities:
Proceeds from sale of property and equipment	511	665
Purchases of property and equipment	(9,908)	(2,695)
Purchases of a business, net of cash acquired	—	(15,000)
Net cash used in investing activities of continuing operations	(9,397)	(17,030)

Financing activities:
Repayments of finance lease obligations	(1,070)	(467)
Payments on credit facility	(375)	—
Proceeds from issuance of common stock upon stock option exercises	206	2,147
Payments of dividends to shareholders	(6,502)	(5,797)
Repurchases and retirement of common stock	(17,780)	(9,998)
Payment of minimum tax withholdings on share-based awards	(3,254)	(2,744)
Contributions from subsidiary held for sale	—	1,118
Net cash used in financing activities from continuing operations	(28,775)	(15,741)
Net increase (decrease) in cash and cash equivalents of continuing operations	24,314	(15,858)

Cash from discontinued operation:
Net cash used in operating activities of discontinued operation	—	(6,902)
Net cash provided by investing activities of discontinued operation	—	8,020
Net cash used in financing activities of discontinued operation	—	(1,118)
Net increase (decrease) in cash and cash equivalents	24,314	(15,858)
Cash and cash equivalents at beginning of period of continuing operations	37,316	40,254
Cash at beginning of period of discontinued operation	—	—
Net increase (decrease) in cash and cash equivalents	24,314	(15,858)
Less: cash at end of period of discontinued operation	—	—
Cash and cash equivalents at end of period of continuing operations	$61,630	$24,396

Forward Air Corporation Reconciliation of Non-GAAP Financial Measures

In this press release, the Company uses non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The Company believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions as well as evaluating the Company’s performance.

For the three months ended March 31, 2022 and 2021, this press release contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”), free cash flow, and adjusted income from continuing operations, adjusted net income, and adjusted net income per diluted share. All non-GAAP financial measures are presented on a continuing operations basis.

The Company believes that EBITDA improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization) and tax impacts. The Company believes that free cash flow is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance shareholder value. The Company believes providing adjusted income from operations, net income and net income per share allows investors to compare Company performance consistently over various periods without regard to the impact of unusual, nonrecurring or nonoperational items.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s financial results prepared in accordance with GAAP. Non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the Company has included, for the periods indicated, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

The following is a reconciliation of net income to EBITDA for the three months ended March 31, 2022 and 2021 (in thousands):

	Three Months Ended
Continuing Operations	March 31, 2022	March 31, 2021
Net income	$42,686	$16,714
Interest expense	784	1,165
Income tax expense	13,881	4,845
Depreciation and amortization	11,130	9,237
EBITDA	$68,481	$31,961

The following is a reconciliation of net cash provided by operating activities to free cash flow for the three months ended March 31, 2022 and 2021 (in thousands):

	Three Months Ended
Continuing Operations	March 31, 2022	March 31, 2021
Net cash provided by operating activities	$62,486	$16,913
Proceeds from sale of property and equipment	511	665
Purchases of property and equipment	(9,908)	(2,695)
Free cash flow	$53,089	$14,883

The following is a reconciliation of reported income from operations, net income, and net income per diluted share to adjusted income from operations, net income, and net income per diluted share for the three months ended March 31, 2022 and 2021 (in thousands, except net income per diluted share):

	Three Months Ended March 31, 2022			Three Months Ended March 31, 2021
Continuing Operations	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1]	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1]
As Reported	$57,351	$42,686	$1.57	$22,724	$16,714	$0.60
Professional fees for cybersecurity and shareholder engagement activities	—	—	—	6,955	5,390	0.20
As Adjusted	$57,351	$42,686	$1.57	$29,679	$22,104	$0.80

[1] Net income and net income per diluted share amounts are after tax

The following is a reconciliation of reported net income per diluted share to adjusted net income per diluted share for the three months ended June 30, 2021:

Continuing Operations	Net Income Per Diluted Share[1]
As reported	$1.11
Change in the fair value of the earn-out liability	(0.01)
As adjusted	$1.10
1 Net income per diluted share is after tax.

The following information is provided to supplement this press release.

Actual - Continuing Operations	Three Months Ended March 31, 2022
Net income from continuing operations	42,686
Income allocated to participating securities	(248)
Numerator for diluted net income per share - net income	$42,438

Weighted-average common shares and common share equivalent outstanding - diluted	27,100
Diluted net income per share	$1.57

Projected	Full year 2022
Projected tax rate - continuing operations	25.9%

Projected purchases of property and equipment, net of proceeds from sale of property and equipment	$40,000

Projected	December 31, 2022
Projected weighted-average common shares and common share equivalent outstanding - diluted	26,900

Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to expected second quarter 2022 revenue, revenue growth, net income per diluted share, adjusted net income per diluted share and volume, expectations regarding continued momentum in our business into 2022 and 2023, expectations regarding expansion of operating margins, and the future of declaration of dividends.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, changes in fuel prices and/or fuel taxes, a decrease in demand for transportation services, pricing pressure, changes in freight volume, the COVID-19 pandemic, our ability to manage our growth and ability to grow, in part, through acquisitions, while being able to successfully integrate such acquisitions, our ability to secure terminal facilities in desirable locations at reasonable rates, more limited liquidity than expected which limits our ability to make key investments, the creditworthiness of our customers and their ability to pay for services rendered, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, the availability and compensation of qualified Leased Capacity Providers and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, our inability to manage our information systems and inability of our information systems to handle an increased volume of freight moving through our network, the occurrence of cybersecurity risks and events, market acceptance of our service offerings, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters, the handling of hazardous materials, loss of a major customer, increasing competition,, our dependence on our senior management team and the potential effects of changes in employee status, seasonal trends, the occurrence of certain weather events, restrictions in our charter and bylaws and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2021.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Brandon Hammer, 423-636-7173
bhammer@forwardair.com